NEWS RELEASE
FOR IMMEDIATE RELEASE                   Contact: Robert Okin
                                                 Chief Financial Officer
                                                 201-217-1990 Ext. 305

                                                 Vince Daniels / John Nesbett
                                                 Lippert/Heilshorn & Associates
                                                 212-838-3777

           CUNNINGHAM GRAPHICS INTERNATIONAL ACQUIRES CANADIAN PRINTER

     JERSEY CITY, NJ - March 12, 1999 - Cunningham Graphics International, Inc. (NASDAQ NM: CGII) announced today that it has completed the acquisition of Griffin House Graphics Limited ("Griffin House"), a high quality, commercial printer located in Toronto, Canada.

     Griffin House is the leading provider of printing and distribution services to the financial services industry in Canada including major Canadian banks and mutual funds. The Company's facility is strategically located in Toronto's financial center and has the capacity to efficiently service a significant increase in future sales. The Company has made continuous investments in state-of-the-art equipment. Griffin House has been owned and operated by the Griffin family since 1944 and the current management team will continue to direct operations as a subsidiary of Cunningham Graphics International.

     Michael Cunningham, Chairman and Chief Executive Officer of Cunningham Graphics International, commented, "Griffin House is a well-run, successful printing company in a growing market and has an excellent reputation. The acquisition of Griffin House is a great addition to our World Research Link (TM) and will allow us to expand our unique distribution and print technologies into Canada. The Company's high quality customer base in the financial services industry will allow us to capitalize on significant cross-selling opportunities. Our businesses are similarly aligned on an operating basis, and we are therefore confident in our ability to realize operating efficiencies quickly."

     Management expects Griffin House's 1999 revenues to be in excess of $5 million and to be accretive to Cunningham Graphics International's 1999 earnings. Inclusive of this acquisition, Cunningham Graphics International's annualized revenues are in excess of $80 million. Terms of the transaction were not disclosed.


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     Griffin House will become a member of the World Research Link (TM). The
World Research Link (TM), founded by Cunningham Graphics in 1994, facilitates the expeditious printing and distribution of time-sensitive documents throughout select international financial markets. Through the use of high-speed electronic links among the Company's facilities in Canada, Hong Kong, Singapore, the United Kingdom and the United States, the Company is able to print research reports concurrently through these principal international financial markets while eliminating certain distribution costs.

     Cunningham Graphics International is a leading consolidator in the fragmented graphic communications industry and Griffin House is the Company's third acquisition in the first three months of this year. The Company previously announced the acquisition of Boston Towne Press, a high quality, commercial printer for major institutional customers in New England and Workable Company Limited, a full service printing company with operations in Hong Kong and Singapore specializing in the printing of financial research reports.

     Cunningham Graphics International provides time-sensitive printing and distribution, commercial printing, and outsourcing services to a blue-chip client base in the financial services, insurance and publishing industries. The Company currently operates in select international markets through its facilities in the United States, the United Kingdom, Hong Kong, Singapore and Canada. Graphic communication services provided by the Company include digital communications, document management, offset printing, digital printing, data output, bindery, fulfillment services, mailing services and outsource services.

This press release may contain forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, continued demand for its services, the availability of raw materials, the impact of competitive services and pricing, risks in technology development, changing economic conditions and other risk factors detailed in the Company's filings with the Securities and Exchange Commission.

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